CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of:
(i)	our reports dated June 21, 2012 relating to the financial statements and financial highlights which appear in the April 30, 2012 annual reports to shareholders of Invesco Mid Cap Growth Fund (formerly the Invesco Van Kampen Mid Cap Growth Fund), Invesco American Value Fund (formerly the Invesco Van Kampen American Value Fund), Invesco Comstock Fund (formerly the Invesco Van Kampen Comstock Fund), Invesco Small Cap Value Fund (formerly the Invesco Van Kampen Small Cap Value Fund) and Invesco Value Opportunities Fund (formerly the Invesco Van Kampen Value Opportunities Fund); and

(ii)	our report dated June 12, 2012 relating to the financial statements and financial highlights which appears in the April 30, 2012 Annual Report to Shareholders of Invesco Technology Sector Fund,
six funds within the AIM Sector Funds (Invesco Sector Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
Houston, Texas
January 14, 2013